EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the registration statement of MasTec, Inc. and subsidiaries on Form S-8 of our report dated December 5, 1997 on our audits of the consolidated financial statements of MasTec, Inc. and subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is incorporated by reference in the Annual Report on Form 10-K/A.

/s/ COOPERS & LYBRAND L.L.P.
----------------------------
COOPERS & LYBRAND L.L.P.

Miami, Florida
February 27, 1998